Exhibit 10.3

NATUS MEDICAL INCORPORATED

2011 STOCK AWARDS PLAN

NOTICE OF RESTRICTED STOCK UNIT GRANT

[COUNTRY]

You have been granted an award of Restricted Stock Units (“RSUs”) under the Company’s 2011 Stock Awards Plan (“Plan”) on the following terms:

1. Name of Participant:

2. Total Number of Units of Restricted Stock Awarded:

3. Purchase Price per Unit of Restricted Stock:

4. Total Purchase Price:

5. Date of Grant:

6. Vesting Commencement Date.

7. Vesting Schedule: Subject to your continued service as a Service Provider, Units shall vest as follows:

[VESTING SCHEDULE]

By your acceptance hereof, you and the Company agree that the award of RSUs is governed by the terms and conditions of the Plan and the Restricted Stock Unit Agreement (together with this notice the “Restricted Stock Unit Agreement”), which is attached hereto.

Participant understands that his or her status as a Service Provider is for an unspecified duration and can be terminated at any time in accordance with applicable law, and that nothing in this Notice of Grant, the Restricted Stock Unit Agreement or the Plan changes the nature of that relationship. Participant acknowledges that the vesting of the RSUs pursuant to this Notice of Grant is earned only by continuing service as a Service Provider. Participant also understands that this Notice of Grant is subject to the terms and conditions of both the RSU Agreement and the Plan, both of which are incorporated herein by reference. Participant has read both the RSU Agreement and the Plan.

NATUS MEDICAL INCORPORATED

2011 STOCK AWARDS PLAN

RESTRICTED STOCK UNIT AGREEMENT

[COUNTRY]

THIS RESTRICTED STOCK UNIT AGREEMENT (“Agreement”) is made as of [DATE] by and between Natus Medical Incorporated, a Delaware corporation (“Company”), and [NAME] (“Participant”) pursuant to the Company’s 2011 Stock Awards Plan (“Plan”). To the extent any capitalized terms used in this Agreement are not defined, they shall have the meaning ascribed to them in the Plan.

1. Settlement. Settlement of RSUs shall be made within 30 days following the applicable date of vesting under the vesting schedule set forth in the Notice of Grant. Settlement of RSUs shall be in authorized but previously unissued Shares.

2. Stockholder Rights. Unless and until such time as Shares are issued in settlement of vested RSUs, Participant shall have no ownership of or entitlement to the Shares underlying unvested RSUs and shall have no right to dividends or to vote such Shares.

3. Dividend Equivalents. Dividends, if any, that are made in the form of cash or property other than Shares, shall not be credited to Participant with respect to RSUs. Dividends in the form of Shares shall be treated as effectively a stock split and shall result in an appropriate adjustment in the number of RSUs.

4. Non-Transferable. The RSUs and any interest therein shall not be sold, assigned, transferred, pledged, hypothecated, or otherwise disposed of.

5. Termination. If Participant’s status as a Service Provider terminates for any reason, or no reason, all unvested RSUs shall be forfeited to the Company forthwith, and all rights of Participant to such RSUs shall immediately terminate on the date of termination, which shall be the date set out in the letter of termination, for greater certainty, shall not include any post-termination notice of termination or severance period, whether under contract, common law, statute, including any applicable local law, or otherwise’. In case of any dispute as to whether such termination has occurred, the Committee shall have sole discretion to determine whether such termination has occurred and the effective date of such termination.

6. Acknowledgement. The Company and Participant agree that the RSUs are granted under and governed by the Notice of Grant, this Agreement and by the provisions of the Plan (incorporated herein by reference). Participant: (i) acknowledges receipt of a copy of the Plan and the Plan prospectus (ii) represents that Participant has carefully read and is familiar with their provisions, and (iii) hereby accepts the RSUs subject to all of the terms and conditions set forth herein and those set forth in the Plan and the Notice of Grant.

7. Tax Consequences. [COUNTRY SPECIFIC TAX CONSEQUENCES]

8. Compliance with Laws and Regulations. The vesting of the RSU’s and the issuance, transfer, assignment, sale of other dealings of the Shares, if any, will be subject to and conditioned upon compliance by the Company and Participant with all applicable foreign, state, local, provincial and federal laws and regulations and with all applicable requirements of any stock exchange or automated quotation system on which the Company’s Common Stock may be listed or quoted at the time of such issuance or transfer.

9. Successors and Assigns. The Company may assign any of its rights under this Agreement. This Agreement shall be binding upon and inure to the benefit of the successors and assigns of the Company. Subject to the restrictions on transfer set forth herein, this Agreement will be binding upon Participant and Participant’s heirs, executors, administrators, legal representatives, successors and assigns.

10. Governing Law and Severability. The Plan and Notice of Grant are incorporated herein by reference. The Plan, the Notice of Grant and this Agreement constitute the entire agreement of the parties with respect to the subject matter hereof and supersede in their entirety all prior undertakings and agreements of the Company and Participant with respect to the subject matter hereof. This Agreement is governed by Delaware law except for that body of law pertaining to conflict of laws. If any provision of this Agreement is determined by a court of law to be illegal or unenforceable, then such provision will be enforced to the maximum extent possible and the other provisions will remain fully effective and enforceable.

11. No Rights as an Employee, Director, Consultant. Nothing in this Agreement shall affect in any manner whatsoever the right or power of the Company, or a Parent or Subsidiary of the Company, to terminate Participant’s employment, subject to applicable laws.

By your signature and the signature of the Company’s representative on the Notice of Grant, Participant and the Company agree that this RSU is granted under and governed by the terms and conditions of the Plan, the Notice of Grant and this Agreement. Participant has reviewed the Plan, the Notice of Grant and this Agreement in their entirety, has had an opportunity to obtain the advice of counsel prior to executing this Agreement, and fully understands all provisions of the Plan, the Notice of Grant and this Agreement. Participant hereby agrees to accept as binding, conclusive and final all decisions or interpretations of the Committee upon any questions relating to the Plan, the Notice of Grant and this Agreement. Participant further agrees to notify the Company upon any change in Participant’s residence address.

[COUNTRY SPECIFIC ACKNOWLEDGEMENT]

12. Fractional Shares. No fractional Share will be issued pursuant to an award granted hereunder. The number of Shares issuable upon payment of any award granted under the Plan will be rounded down to the nearest whole number of Shares. No payment or other adjustment will be made with respect to the fractional Share so disregarded.

[COUNTRY SPECIFIC PRIVACY ACKNOWLEDGEMENT]

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